Homecomings Financial
A GMAC Company



                  SERVICER COMPLIANCE STATEMENT (Item 1123)

                            GMAC Mortgage, LLC

                               2006-QWH20


The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer (the "Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 17th day of March 2008.


By:  /s/Anthony N. Renzi
     ---------------------------------
     Name: Anthony N. Renzi
     Title: Executive Vice President


















                  2711 North Haskell Avenue, Dallas, Texas 75204